K. R. MARGETSON LTD.

Chartered Accountant

keith@krmargetson.com

Cell: 604.220.7704

Sechelt office

North Vancouver office

PO Box 45, 5588 Inlet Avenue

331 East 5th Street

Sechelt BC V0N 3A0

North Vancouver BC V7L 1M1

Tel:   604.885.2810

Tel: 604.929.0819

Fax: (toll free both offices) 1.877.874.9583

Board of Directors

Atlantic Resources Inc.

#606 – 610 Granville Street

Vancouver, BC V6A 4C9

Consent of Independent Registered Public Accountant

We consent to the use in the Registration Statement of Atlantic Resources Inc. (an exploration stage company) on the post effective amendment #1 to Form S-1, of our report dated October 27, 2009 on the balance sheets of Atlantic Resources Inc. (an exploration stage company) as of July 31, 2009 and 2008 and the related statements of operations, cash flows, and stockholders’ equity (deficit) for the years then ended and for the period from February 9, 2007 (date of inception) to July 31, 2009.

In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement.

/s

K. R. Margetson Ltd.

North Vancouver BC

November 3, 2009